SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 ALLWASTE, INC.

               (Exact Name of Registrant as Specified in Charter)

            Delaware                                       74-2427167
     (State of Incorporation                              (IRS Employer
        or Organization)                               Identification No.)

         5151 San Felipe
            Suite 1600
          Houston, Texas                                    77056-3609
       (Address of Principal
         Executive Offices)                                  (Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act:  None

Securities to be Registered Pursuant to Section 12(g) of the Act:

                 Series One Junior Participating Preferred Stock

                                (Title of Class)

Item 1.        DESCRIPTION OF SECURITIES TO BE REGISTERED.

        On August 2, 1996, the Board of Directors of Allwaste, Inc. (the "Company") declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share ("Common Stock"), of the Company. The distribution was payable on August 15, 1996 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series One Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock") at a price of $20.00, subject to adjustment. The following is a summary of the Rights; the full description and terms of the Rights are set forth in a Stockholder Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

THE RIGHTS AGREEMENT

        Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Company Common Stock and the Distribution Date will occur upon the earlier of (i) 10 days following the date of public announcement that a person or group of persons has become an Acquiring Person (as hereinafter defined) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to the time a person becomes an Acquiring Person) following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer upon consummation of which the offeror would, if successful, beneficially own 20% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date").

        The term "Acquiring Person" means any person who or which, together with all of its affiliates and associates, shall be the beneficial owner of 15% or more of the outstanding Common Stock, but shall not include Heartland Advisors, Inc. and its Affiliates and Associates (the "Heartland Group") unless and until the Heartland Group shall become the beneficial owner of 18% or more of the outstanding Common Stock.

        The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on August 5, 2006 (the "Expiration Date").

        The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to in (ii) above).

        The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in the Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

        In the event that following a Shares Acquisition Date (the date of public announcement that an Acquiring Person has become such) the Company is acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right (the "Flip-Over Right").

        In the event that a person becomes the beneficial owner of 15% (or 18% in the case of the Heartland Group) or more of the outstanding shares of Common Stock, proper provision shall be made so that each holder of a Right (other than the Acquiring Person and its affiliates and associates) will thereafter have the right to receive upon exercise that number of shares of Common Stock (or, under certain circumstances, cash, other equity securities or property of the Company) having a market value equal to two times the Purchase Price of the Rights (the "Flip-In Right"). Upon the occurrence of the foregoing event giving rise to the exercisability of the Rights, any Rights that are or were at any time owned by an Acquiring Person shall become void.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. Upon exercise of the Rights, no fractional shares of Preferred Stock will be issued other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock; cash will be paid in lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock.

        At any time prior to the earlier to occur of (i) 5:00 p.m., Houston, Texas time on the 10th day after the Shares Acquisition Date or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"); PROVIDED, that (i) if the Board of Directors authorizes redemption on or after the time a person becomes an Acquiring Person, then such authorization must be by Board Approval (as hereinafter defined) and (ii) the period for redemption may, upon Board Approval, be extended by amending the Rights Agreement. The term "Board Approval" means the approval of a majority of the directors of the Company, which approval includes the concurrence of a majority of the "continuing directors," provided that at the time of such approval there are at least three "continuing directors." Immediately upon any redemption of the Rights described in this paragraph, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights at any time and from time to time provided that such amendment does not adversely affect the interests of the holders of the Rights. In addition, during any time that the Rights are subject to redemption, the terms of the Rights may be amended by Board Approval, including an amendment that adversely affects the interests of the holders of the Rights, without the consent of the holders of Rights.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Stock (or other consideration).

DESCRIPTION OF PREFERRED STOCK

        Each one-thousandth of a share of the Preferred Stock ("Preferred Share Fraction") that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by the Company.

        Each Preferred Share Fraction will have a minimum preferential quarterly dividend rate of $0.01 per Preferred Share Fraction but will, in any event, be entitled to a dividend equal to the per share dividend declared on the Company Common Stock.

        In the event of liquidation, the holder of a Preferred Share Fraction will receive a preferred liquidation payment equal to the greater of $0.01 per Preferred Share Fraction or the per share amount paid in respect of a share of Company Common Stock.

        Each Preferred Share Fraction will have one vote, voting together with the Company Common Stock. The holders of Preferred Share Fractions, voting as a separate class, shall be entitled to elect two directors if dividends on the Preferred Stock are in arrears for six fiscal quarters.

        In the event of any merger, consolidation or other transaction in which shares of Company Common Stock are exchanged, each Preferred Share Fraction will be entitled to receive the per share amount paid in respect of each share of Company Common Stock.

        The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

        Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the economic value of one Preferred Share Fraction that may be acquired upon the exercise of each Right should approximate the economic value of one share of the Company's Common Stock.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors (under certain circumstances, with the concurrence of the "continuing directors") may, at its option, at any time prior to the earlier to occur of (i) 5:00 p.m., Houston, Texas time on the 10th day after the Shares Acquisition Date or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at the Redemption Price; PROVIDED, that (i) if the Board of Directors authorizes redemption on or after the time a person becomes an Acquiring Person, then such authorization must be by Board Approval and (ii) the period for redemption may, upon Board Approval, be extended by amending the Rights Agreement.

        The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B thereto the form of Rights Certificate, is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 2.     EXHIBITS
               1 Rights Agreement, dated as of August 5, 1996, between Allwaste, Inc. and American Stock Transfer & Trust Company, as Rights Agent, including Form of Rights Certificate (Exhibit B) and Summary of Rights to Purchase Preferred Stock (Exhibit C).

                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 22, 1996                           By:/s/ WILLIAM L. FIEDLER
                                                  Name:  William L. Fiedler
                                                  Title: Vice President-General
                                                         Counsel

                                 ALLWASTE, INC.

                                       AND

                             AMERICAN STOCK TRANSFER
                                AND TRUST COMPANY

                                  RIGHTS AGENT

                          STOCKHOLDER RIGHTS AGREEMENT

                           DATED AS OF AUGUST 5, 1996

                                TABLE OF CONTENTS

SECTION 1. CERTAIN DEFINITIONS.................................................1
SECTION 2. APPOINTMENT OF RIGHTS AGENT.........................................5
SECTION 3. ISSUE OF RIGHTS CERTIFICATES........................................5
SECTION 4. FORM OF RIGHTS CERTIFICATES.........................................7
SECTION 5. COUNTERSIGNATURE AND REGISTRATION...................................8
SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES;
           MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES............8
SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.......9
SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES................11
SECTION 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK......................11
SECTION 10 PREFERRED SHARES RECORD DATE.......................................12
SECTION 11 ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF
           RIGHTS.............................................................12
SECTION 12 CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.........20
SECTION 13 CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING
           POWER..............................................................20
SECTION 14 FRACTIONAL RIGHTS AND FRACTIONAL SHARES............................21
SECTION 15 RIGHTS OF ACTION...................................................22
SECTION 16 AGREEMENT OF RIGHT HOLDERS.........................................23
SECTION 17 RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.................23
SECTION 18 CONCERNING THE RIGHTS AGENT........................................24
SECTION 19 MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT..........24
SECTION 20 DUTIES OF RIGHTS AGENT.............................................25

                                        i

SECTION 21 CHANGE OF RIGHTS AGENT.............................................27
SECTION 22 ISSUANCE OF NEW RIGHTS CERTIFICATES................................28
SECTION 23 REDEMPTION.........................................................28
SECTION 24 NOTICE OF CERTAIN EVENTS...........................................29
SECTION 25 NOTICES............................................................29
SECTION 26 SUPPLEMENTS AND AMENDMENTS.........................................30
SECTION 27 SUCCESSORS.........................................................31
SECTION 28 BENEFITS OF THIS AGREEMENT.........................................31
SECTION 29 SEVERABILITY.......................................................31
SECTION 30 GOVERNING LAW......................................................31
SECTION 31 COUNTERPARTS.......................................................31
SECTION 32 DESCRIPTIVE HEADING................................................32


Exhibit A -- Form of Certificate of Designation of Series One Junior
             Participating Preferred Stock of Allwaste, Inc.

Exhibit B -- Form of Rights Certificate

Exhibit C -- Summary of Rights to Purchase Preferred Stock

                                       ii

                          STOCKHOLDER RIGHTS AGREEMENT

        This Agreement, dated as of August 5, 1996 between Allwaste, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent").

                                    RECITALS:

        WHEREAS, on August 2, 1996 (the "Rights Dividend Declaration Date") the Board of Directors of the Company authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as defined herein) of the Company outstanding at the close of business on August 15, 1996 (the "Record Date"), each Right representing the right to purchase one one-thousandth of a share of Series One Junior Participating Preferred Stock, par value $0.01 per share, of the Company, having the rights, powers and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions set forth herein, and authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date, the Redemption Date and the Final Expiration Date (as defined herein);

        Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION  1.    CERTAIN DEFINITIONS.

        For purposes of this Agreement, the following terms have the meanings indicated:

               (a) "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan, or (iv) Heartland Advisors, Inc. and its Affiliates and Associates (collectively, the "Heartland Group"), provided that the Hartland Group shall constitute an Acquiring Person at such time as the Heartland Group shall be the Beneficial Owner of 18% or more of the Common Shares of the Company. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% (or 18% in the case of the Heartland Group) or more of the Common Shares of the Company then outstanding; PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of 15% (or 18% in the case of the Heartland Group) or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any

                                        1

additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person."

               (b) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations, as in effect on the date of this Agreement, under the Exchange Act.

               (c) A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "beneficially own" any securities:

                       (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, except as provided in Section 1(c)(ii)(A) hereof;

                       (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any Agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants, options or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; or (B) the right to vote pursuant to any Agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                       (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

        Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                                        2

               (d) "BOARD APPROVAL" means the adoption or approval by the Company's Board of Directors (including the affirmative vote or approval of a majority of Continuing Directors) at a meeting duly called and held at which a quorum was present and acting throughout, PROVIDED that at the time of such adoption or approval there are not less than three Continuing Directors.

               (e) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or Texas are authorized or obligated by law or executive order to close.

               (f) "CLOSE OF BUSINESS" on any given date shall mean 5:00. p.m., New York time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

               (g) "COMMON SHARES" when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company and, to the extent that at the time Rights are exercised there are not a sufficient number of Company Common Shares authorized to permit the full exercise of the Rights, shares of any other class or series of the Company designated for such purpose containing terms substantially similar to the terms of the Company Common Shares. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

               (h) "CONTINUING DIRECTOR" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of any Acquiring Person or of any such Affiliate or Associate, and who was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

               (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement.

               (j) "PERSON" shall mean any individual, partnership, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (k) "PREFERRED SHARE" shall mean a share of Series One Junior Participating Preferred Stock, par value $0.01 per share of the Company and, to the extent that at the time the rights are exercised there are not a sufficient number of Series One Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, shares of any other series of Preferred

                                        3

Stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series One Junior Participating Preferred Stock.

               (l) "PREFERRED SHARE FRACTION" shall mean one one-thousandth of a Preferred Share.

               (m) "RECORD DATE" shall have the meaning set forth in the preamble hereto.

               (n) "SECTION 13 EVENT" shall mean any event described in clauses
(i), (ii) or (iii) of Section 13(a) hereof.

               (o) "SHARES ACQUISITION DATE" shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act, but shall not include a report filed on Form 13F (or any successor form)) by the Company or an Acquiring Person that an Acquiring Person has become such.

               (p) "SUBSIDIARY" of any Person shall mean any other Person of which a majority of (i) the voting power of the voting securities or (ii) the equity interest is owned, directly or indirectly, by such Person.

               (q) The following terms are defined herein in the Sections set forth below:

               TERM                                              SECTION

               "Adjustment Shares".............................     11
               "common stock equivalents"......................     11
               "current market price"..........................     11
               "Current Value".................................     11
               "Distribution Date".............................      3
               "equivalent preferred shares"...................     11
               "Final Expiration Date".........................      7
               "Purchase Price"................................      4
               "Redemption Date"...............................      7
               "Redemption Price"..............................     23
               "Rights Certificate"............................      3
               "Section 11(a)(ii) Trigger Date"................     11
               "Security"......................................     11
               "Spread"........................................     11
               "Substitution Period"...........................     11
               "Summary of Rights".............................      3
               "Trading Day"...................................     11

                                        4

SECTION  2.    APPOINTMENT OF RIGHTS AGENT.

        The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Contemporaneously with such appointment, if any, the Company shall notify the Rights Agent thereof. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

SECTION  3.    ISSUE OF RIGHTS CERTIFICATES.

               (a) Until the earlier of (i) the close of business on the 10th day after the Shares Acquisition Date and (ii) the close of business on the 10th business day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) (or any successor rule) of the General Rules and Regulations under the Exchange Act, the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be certificates for the Rights) and not by separate certificates, and (y) the Rights and interests therein will be transferable only in connection with the transfer of the associated Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit B hereto (a "Rights Certificate"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(n) hereof, then at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                                        5

               (b) As promptly as practicable following the Record Date, the Company will send or cause to be sent a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the close of business on the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof (together with a copy of the Summary of Rights). Until the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, the transfer of any certificate for Common Shares outstanding at the close of business on the Record Date with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

               (c) Certificates issued for Common Shares (including, without limitation, certificates issued upon transfer or exchange of Common Shares and certificates for reacquired Common Shares referred to in the last sentence of this subsection (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

               This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Stockholder Rights Agreement between Allwaste, Inc. (the "Company") and American Stock Transfer & Trust Company, dated as of August 5, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances described in the Rights Agreement, Rights issued to, or held by, any person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date and (ii) the Final Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common

                                        6

Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

SECTION  4.    FORM OF RIGHTS CERTIFICATES.

               (a) The Rights Certificates (and the form of election to purchase shares and certification of status and form of assignment and certification of status to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Rights Certificates shall be in machine printable form and in a format reasonably satisfactory to the Rights Agent. Subject to the provisions of
Section 22 hereof, the Rights Certificates, whenever issued, shall be dated as of the Record Date and shall show the date of countersignature by the Rights Agent, and on their face shall entitle the holders thereof to purchase such number of Preferred Share Fractions as shall be set forth therein at the price set forth therein (such exercise price per Preferred Share Fraction being hereinafter referred to as the "Purchase Price"), but the number of such Preferred Share Fractions and the Purchase Price shall be subject to adjustment as provided herein.

               (b) Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights that the Company knows are beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or
(iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of an oral or written plan, agreement, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

               The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and

                                              7

               void in the circumstances specified in Section 7(e) of the Rights Agreement.

SECTION  5.    COUNTERSIGNATURE AND REGISTRATION.

               (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, President or any Vice President and by its Secretary or an Assistant Secretary, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof. The Rights Certificates shall be manually or by facsimile signature countersigned by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Rights Certificates hereunder. No Rights Certificate shall be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

               (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office in New York, New York, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date and certificate number of each of the Rights Certificates.

SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

               (a) Subject to the provisions of Section 4(b), Section 7(e) and
Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Preferred Share Fractions as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from the holders of Rights Certificates of

                                              8

a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of such Rights Certificates.

               (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

SECTION  7.    EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

               (a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and certification of status on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Purchase Price for each Preferred Share Fraction as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on August 5, 2006 (the "Final Expiration Date") or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date").

               (b) The Purchase Price for each Preferred Share Fraction issuable pursuant to the exercise of a Right shall initially be $20.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

               (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and certification of status duly executed, accompanied by payment of the Purchase Price for such Preferred Share Fraction or Preferred Share Fractions (or other shares, securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof by certified or cashier's check or money order payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon (i)(A) promptly requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Share Fractions to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Share Fractions issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Preferred Share Fractions as are to be purchased (in which case certificates for the Preferred Share Fractions represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to

                                        9

comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and, (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

               (d) If the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of
Section 14 hereof.

               (e) Notwithstanding anything in this Agreement to the contrary, from and after the date that a Person shall become an Acquiring Person, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of an oral or written plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

               (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certification of status contained following the appropriate form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been completed and signed by the registered holder thereof and the Company shall have been provided with such additional

                                       10

evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

SECTION  8.    CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.

        All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION  9.    RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

               (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, or any authorized and issued Preferred Shares held in its treasury (and, following the occurrence of a Distribution Date, out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued shares held in its treasury) the number of Preferred Shares (and, following the occurrence of a Distribution Date, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

               (b) If hereafter the Preferred Shares issuable upon the exercise of Rights are listed on any national securities exchange or included in the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be so listed on such exchange or included in the NASDAQ National Market upon official notice of issuance upon such exercise, as the case may be.

               (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Share Fractions (and, following the occurrence of a Distribution Date, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully-paid and nonassessable shares.

               (d) The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state original issue and transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Preferred Shares

                                       11

(or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Shares or Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

SECTION  10.   PREFERRED SHARES RECORD DATE.

        Each person in whose name any certificate for a number of Preferred Share Fractions (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Share Fractions (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION  11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS.

        The Purchase Price, the kind and number of shares or other securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                       (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving

                                       12

        corporation), except as otherwise provided in this Section 11(a) and
        Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or other shares of capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the adjusted Purchase Price, the aggregate number and kind of Preferred Shares or other shares of capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this
        Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                       (ii) In the event that any Person (other than (i) the Company, (ii) any Subsidiary of the Company or (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and in lieu of Preferred Share Fractions, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Preferred Share Fractions for which a Right is then exercisable and (y) dividing that product (which shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the then current market price (determined pursuant to Section 11(d) hereof) per Common Share on the fifth day after the date on which a Person has become an Acquiring Person, or the fifth day after the Shares Acquisition Date, whichever market price shall be less (such number of shares being hereinafter referred to as the "Adjustment Shares"). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.

                       (iii) In the event that the number of Common Shares which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this
        Section 11(a),

                                       13

        the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), over (2) the Purchase Price (such excess, the "Spread") and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price,
        (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Company's Board of Directors in office at the time has determined upon Board Approval have the same value as the Common Shares (such shares or units of shares of preferred stock, the "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by Board Approval of the Company's Board of Directors in office at the time based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; PROVIDED, HOWEVER, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of the date on which a Person has become an Acquiring Person or the Shares Acquisition Date and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Company's Board of Directors shall determine by Board Approval that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Shares on the
        Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Shares on such date.

               (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar

                                       14

days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (as defined in Section 11(d) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent, and shall be binding on the Company, the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price of one Preferred Share Fraction (as determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share Fraction and the denominator of which shall be such current market price of one Preferred Share Fraction; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon

                                       15

exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                       (d) (i) For the purpose of any computation hereunder, the "current market price" per share of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current market price per share of the Security is determined during any period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or
        (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of the requisite 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Security, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                       (ii) For the purpose of any computation hereunder, the "current market price" per Preferred Share shall be determined in accordance with the method set forth above for the Securities in clause
        (i) of this Section 11(d). If the current market price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per Preferred Share shall be conclusively deemed to be an amount

                                       16

        equal to the current market price per share of the Common Shares (appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement), multiplied by 100. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the "current market price" of a Preferred Share Fraction shall be equal to the "current market price" of one Preferred Share divided by 100.

               (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share in the case of Common Shares or other shares or one-millionth of a share in the case of Preferred Shares, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Final Expiration Date.

               (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in this Section 11 and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Preferred Share Fractions purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Preferred Share Fractions (calculated to the nearest one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of Preferred Share Fractions covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                                       17

               (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Share Fractions issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercised for the number of Preferred Share Fractions for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

               (j) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Share Fractions issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Preferred Share Fractions which were expressed in the initial Rights Certificates issued hereunder.

               (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights or below the then par value, if any, of the Common Shares if then issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable Preferred Shares or, if applicable, Common Shares at such adjusted Purchase Price.

               (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities

                                       18

of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

               (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any of the Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this
Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

               (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time prior to the Distribution Date
(i) declare or pay any dividend on the outstanding Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of Preferred Share Fractions purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of Preferred Share Fractions so purchasable immediately prior to such event by a fraction, of which the numerator shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and of which the denominator shall be the total number of Common Shares outstanding immediately following the occurrence of such event, (B) the Purchase Price to be in effect after such event shall be determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (C) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this Section 11(n), the adjustment provided for in this Section 11(n) shall be in addition to and prior to any adjustment required pursuant to Section 11(a)(ii).

SECTION  12.   CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.

        Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate signed by officers authorized to execute a Rights Certificate in Section 5 setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred

                                       19

Shares and the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with
Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

SECTION  13.   CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING
               POWER.

               (a) In the event that, following the Shares Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case proper provision shall be made so that:

                       (A) each holder of a Right (except as otherwise provided
               herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of Preferred Share Fractions for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Share Fractions, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) free and clear of all liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Purchase Price by the number of Preferred Share Fractions for which a Right is then exercisable and (2) dividing that product by 50% of the then-current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;

                       (B) the issuer of such Common Shares shall thereafter be
               liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

                       (C) the term "Company" shall thereafter be deemed to
               refer to such issuer, it being specifically intended that the provisions of Section 11 hereof shall apply only to such issuer following the first occurrence of a Section 13 Event; and

                                              20

                       (D) such issuer shall take such steps (including, but not
               limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

               (b) The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

SECTION  14.   FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

               (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used, whose determination shall be described in a statement filed with the Rights Agent.

               (b) The Company shall not be required to issue fractions of shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of

                                       21

the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, PROVIDED that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share or one Common Share as the case may be. For purposes of this Section 14(b), the current market value of a Common Share or a Preferred Share shall be the current market price of a Common Share (as determined pursuant to Section 11(d)(i) hereof) or a Preferred Share (as determined pursuant to Section 11(d)(ii) hereof), as the case may be, for the Trading Day immediately prior to the date of such exercise.

               (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of a Right (except as provided above).

SECTION  15.   RIGHTS OF ACTION.

        All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce this Agreement, and may institute and maintain any suit, action or proceeding against the Company to enforce this Agreement, or otherwise enforce or act in respect of his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person (including, without limitation, the Company) subject to, this Agreement.

SECTION  16.   AGREEMENT OF RIGHT HOLDERS.

        Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                                       22

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

               (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

               (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

SECTION  17.   RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

        No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares, the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

                                       23

SECTION  18.   CONCERNING THE RIGHTS AGENT.

               (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

               (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

SECTION  19.   MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

               (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, PROVIDED that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificate so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

               (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been

                                       24

countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

SECTION  20.   DUTIES OF RIGHTS AGENT.

        The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, the President or any Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as

                                       25

to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully-paid and nonassessable.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, the President or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Rights Agreement, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

               (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, PROVIDED reasonable care was exercised in the selection and continued employment thereof.

               (j) At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall promptly deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of Rights.

               (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate of status attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to the requested exercise or transfer without first consulting with the Company.

                                       26

SECTION  21.   CHANGE OF RIGHTS AGENT.

        The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Preferred Shares or Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares or Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the resigning, removed, or incapacitated Rights Agent shall remit to the Company, or to any successor Rights Agent designated by the Company, all books, records, funds, certificates or other documents or instruments of any kind then in its possession which were acquired by such resigning, removed or incapacitated Rights Agent in connection with its services as Rights Agent hereunder, and shall thereafter be discharged from all duties and obligations hereunder. Following notice of such removal, resignation or incapacity, the Company shall appoint a successor to such Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States or of the State of New York or Texas (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or Texas), in good standing, having an office or an affiliate with an office in the State of New York which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate of a corporation described in clause (a) of this sentence which is a corporation organized and doing business under the laws of the United States or of the State of New York or Texas (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or Texas), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect

                                       27

therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION  22.   ISSUANCE OF NEW RIGHTS CERTIFICATES.

        Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

SECTION  23.   REDEMPTION.

               (a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 p.m., Houston time on the earlier of (i) the 10th day after the Shares Acquisition Date and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); PROVIDED, HOWEVER, that if the Board of Directors of the Company authorizes redemption of the Rights at or after the time a Person becomes an Acquiring Person, such approval shall be by Board Approval. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable following the time that a Person becomes an Acquiring Person until such time as the Company's right of redemption hereunder has expired.

               (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

                                       28

SECTION  24.   NOTICE OF CERTAIN EVENTS.

               (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid), or (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

               (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Rights Certificate, in accordance with
Section 25 hereof, a notice of the occurrence of such event, which shall describe such event and the consequences of same to holders of Rights under
Section 11(a)(ii) hereof.

SECTION  25.   NOTICES.

        Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                       29

        Allwaste, Inc.
        515 San Felipe
        Suite 1600
        Houston, TX 77056
        Attention: Corporate Secretary

        Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

        American Stock Transfer & Trust Company
        40 Wall Street, 46th Floor
        New York, New York   10005
        Attention: Rights Offerings

        Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

SECTION  26.   SUPPLEMENTS AND AMENDMENTS.

        Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Rights. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); PROVIDED, HOWEVER, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) subject to Section 29 hereof, a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is, based upon a determination by the Company's Board of Directors upon Board Approval, for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person hereunder, from the majority of the Continuing Directors which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this

                                              30

Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Purchase Price, the Final Expiration Date or the number of Preferred Share Fractions for which a Right is exercisable without Board Approval. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

SECTION  27.   SUCCESSORS.

        All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION  28.   BENEFITS OF THIS AGREEMENT.

        Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

SECTION  29.   SEVERABILITY.

        If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION  30.   GOVERNING LAW.

        This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

SECTION  31.   COUNTERPARTS.

        This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                                              31

SECTION  32.   DESCRIPTIVE HEADING.

        Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereto affixed and attested, all as of the day and year first above written.


Attest:                                         ALLWASTE, INC.

By:                                             By:
   -------------------------------                 ----------------------------
                                                   AMERICAN STOCK TRANSFER &
Attest:                                            TRUST COMPANY


By:--------------------------------             By:-----------------------------
        Name:                                           Name:
        Title:                                          Title:

                                       32

                                                                       EXHIBIT A


                           CERTIFICATE OF DESIGNATION
                                       OF
                 SERIES ONE JUNIOR PARTICIPATING PREFERRED STOCK
                                       of
                                 ALLWASTE, INC.
             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

        ALLWASTE, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY that, at a meeting of the Company's Board of Directors duly called and held on August 2, 1996 at which a quorum was present and acting throughout, the following resolutions were adopted pursuant to Section 151 of the Delaware General Corporation Law (the "Delaware Act"):

        WHEREAS, Article FOURTH of the Company's Amended and Restated Certificate of Incorporation (the "Charter"), authorizes a total of 100,500,000 shares of capital stock, consisting of 500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), issuable from time to time in one or more series, and 100,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), issuable from time to time; and

        WHEREAS, in accordance with Section 151 of the Delaware Act and pursuant to Article FOURTH of the Charter, the Company's Board of Directors is authorized to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding); and

        WHEREAS, it is the desire of the Board of Directors of this Corporation, in accordance with the authority conferred upon it as described above, to issue a series of Preferred Stock and to fix the rights, preferences, restrictions and other matters relating thereto;

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock of this Company and does hereby fix and determine the rights, preferences, restrictions and other matters relating to said series of Preferred Stock, as follows:

                                       A-1

SECTION  1.    DESIGNATION AND AMOUNT.

        The shares of such series shall be designated as "Series One Junior Participating Preferred Stock" ("Series One Preferred Stock") and the number of shares constituting such series shall be 100,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

SECTION  2.    DIVIDENDS AND DISTRIBUTIONS.

               (a) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series One Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 1000 times the aggregate per share amount of all cash dividends contemporaneously declared on the Common Stock, and (ii) a preferential cash dividend ("Preferential Dividends"), if any, on the tenth day of March, June, September and December of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series One Preferred Stock, in an amount equal to $10.00 per share of Series One Preferred Stock less the per share amount of all cash dividends declared on the Series One Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series One Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series One Preferred Stock, make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence and other than a distribution of shares of Common Stock or other capital stock of the Company and other than a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Current Market Price (as hereinafter defined) of such share), then and in each such event the Company shall simultaneously pay on each then outstanding share of Series One Preferred Stock a distribution, in like kind, of 1000 times (subject to the provisions for adjustment hereinafter set forth) such distribution paid on a share of Common Stock. The dividends and distributions on the Series One Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 1000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Company shall at any time after August 15, 1996 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series One

                                       A-2

Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, of which the numerator is the number of shares of Common Stock outstanding immediately after such event and of which the denominator is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) The Company shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series One Preferred Stock.

               (c) Preferential Dividends shall begin to accrue on outstanding shares of Series One Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series One Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series One Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

SECTION  3.    VOTING RIGHTS.

        The holders of shares of Series One Preferred Stock shall have the following voting rights:

               (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series One Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Company. The number of votes which a holder of Series One Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after August 15, 1996 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series One Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction, of which the numerator is the number of shares of Common Stock outstanding immediately after such event and of which the denominator is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) Except as otherwise provided herein or by law, the holders of shares of Series One Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                                       A-3

               (c) In the event that the Preferential Dividends accrued on the Series One Preferred Stock for six or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of preferred stock of the Company of all series (including the Series One Preferred Stock), other than any series in respect of which the right is expressly withheld by the Charter or the authorizing resolutions included in the Certificate of Designation therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the Company's bylaws as in effect prior to such event, to serve until the next annual meeting of the stockholders and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series One Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series One Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series One Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; PROVIDED, HOWEVER, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereof.

               (d) Except as otherwise required by law or set forth herein, holders of Series One Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

SECTION  4.    CERTAIN RESTRICTIONS.

               (a) Whenever Preferential Dividends or Participating Dividends are in arrears or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series One Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series One Preferred Stock may have in such circumstances, the Company shall not:

                       (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series One Preferred Stock;

                       (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series One Preferred Stock, unless dividends are paid ratably on the Series One Preferred Stock and all such parity stock

                                       A-4

        on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                       (iii) except as permitted by sub-clause (iv) of this
        Section 4(a), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up), with the Series One Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series One Preferred Stock; or

                       (iv) purchase or otherwise acquire for consideration any shares of Series One Preferred Stock, or any shares of stock ranking on a parity with the Series One Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, in accordance with Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

               (c) The Company shall not issue any shares of Series One Preferred Stock except upon exercise of rights issued pursuant to that certain Rights Agreement dated as of August 5, 1996, between the Company and American Stock Transfer & Trust Company, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to the Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of preferred stock with rights and privileges similar to, different from, or greater than, those of the Series One Preferred Stock.

SECTION  5.    REACQUIRED SHARES.

        Any shares of Series One Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their retirement and cancellation to become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                                       A-5

SECTION  6.    LIQUIDATION, DISSOLUTION OR WINDING UP.

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series One Preferred Stock unless the holders of shares of Series One Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $10.00 per share PLUS an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) if greater than the amount specified in clause (i)(A) of this sentence, the amount equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series One Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series One Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series One Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series One Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the immediately preceding sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to such clause to the determination of the Participating Liquidation Amount, as such multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Company shall at any time after August 15, 1996 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series One Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction, of which the numerator is the number of shares of Common Stock outstanding immediately after such event and of which the denominator is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION  7.    CERTAIN RECLASSIFICATIONS AND OTHER EVENTS.

               (a) In the event that holders of shares of Common Stock of the Company receive after August 15, 1996 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise ("Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series One Preferred Stock shall be adjusted so that after such event the holders of Series One Preferred Stock shall be entitled, in respect of each share of Series One Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the

                                       A-6

Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

               (b) In the event that holders of shares of Common Stock of the Company receive after August 15, 1996 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Current Market Price of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series One Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

               (c) In the event that holders of shares of Common Stock of the Company receive after August 15, 1996 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Current Market Price of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series One Preferred Stock shall each be adjusted so that after such event each holder of a share of Series One Preferred Stock shall be entitled, in respect of each share of Series One Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such

                                       A-7

right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction, of which the numerator shall be the difference between the Current Market Price of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and of which the denominator shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.

               (d) For purposes of this Section 7, the "Current Market Price" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after the ex-dividend date for (i) a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Current Market Price shall be appropriately adjusted by the Board of Directors of the Company to reflect the Current Market Price of such stock to take into account ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not

                                       A-8

listed or admitted to trading on any national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Current Market Price thereof as aforesaid, "Current Market Price" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Company. In either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the Company.

SECTION  8.    CONSOLIDATION, MERGER, ETC.

        In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series One Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

SECTION  9.    EFFECTIVE TIME OF ADJUSTMENTS.

               (a) Adjustments to the Series One Preferred Stock required by the provisions hereof shall be effective as of the time at which the event required such adjustments occurs.

               (b) The Company shall give prompt written notice to each holder of a share of Series One Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

SECTION  10.   NO REDEMPTION.

        The shares of Series One Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series One Preferred Stock in any other manner permitted by law, the provisions hereof and the Charter.

SECTION  11.   RANKING.

        Unless otherwise provided in the Charter or a Certificate of Designation relating to a subsequent series of Preferred Stock, the Series One Preferred Stock shall rank junior to all other

                                       A-9

series of the Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

SECTION  12.   AMENDMENT.

        The provisions hereof and of the Charter shall not be amended in any manner which would materially affect the rights, privileges or powers of the Series One Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series One Preferred Stock, voting together as a single class.

                                      A-10

        IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Designation and do affirm the foregoing as true under the penalties of perjury this ___ day of August, 1996.


                                          --------------------------------------
                                          Robert M. Chiste
                                          President and Chief Executive Officer



                                          --------------------------------------
                                          William L. Fiedler
                                          Vice President and Corporate Secretary


                                      A-11

                          [Form of Rights Certificate]

Certificate No.                                              ____________ Rights

                      NOT EXERCISABLE AFTER THE EARLIER OF AUGUST 5, 2006 OR THE
               EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR A NOMINEE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]1


                               Rights Certificate


                                 ALLWASTE, INC.


        This certifies that ________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Stockholder Rights Agreement dated as of August 5, 1996 (the "Rights Agreement"; terms defined therein are used herein with the same meaning unless otherwise defined herein) between Allwaste, Inc., a Delaware corporation (the "Company"), and American
--------

1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                                       B-1

Stock Transfer & Trust Company, a New York corporation, as Rights Agent (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to the earlier of the Expiration Date or the Final Expiration Date at the principal office of the Rights Agent, one one-thousandth of a fully paid and non-assessable share of Series One Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company at the Purchase Price initially of $20.00 per one one-thousandth share of Preferred Stock (each such one-thousandth of a share being a "Preferred Share Fraction"), upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Preferred Share Fractions which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Preferred Share Fraction set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement.

        In the event that a Person shall become an Acquiring Person, if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such event.

        In certain circumstances described in the Rights Agreement, the rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive cash or other assets, all as provided in the Rights Agreement.

        This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement and the Certificate of Designation for the Preferred Stock are on file at the principal office of the Company and are available from the Company upon written request.

        This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

        Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company under certain circumstances at its option at a redemption price of $0.01 per Right, subject to adjustment in certain events as provided in the Rights Agreement.

                                       B-2

        No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of Preferred Share Fractions), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

        No holder of this Rights Certificate, as such, shall be entitled to vote to receive dividends or to exercise any preemptive rights or be deemed for any purpose the holder of Preferred Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or to exercise any preemptive rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

        This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

        WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of August 12, 1996.

Countersigned:


ATTEST:                                            ALLWASTE, INC.


By:   _______________________                      By: ________________________
        Name:                                             Name:
        Title:                                            Title:


AMERICAN STOCK TRANSFER &
   TRUST COMPANY


By:__________________________
        Name:
        Title:

                                       B-3

                  [Form of Reverse Side of Rights Certificate]
                               FORM OF ASSIGNMENT
                   (To be executed by the registered holder if
                       such holder desires to transfer the
                               Rights Certificate)


FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

_______________________________________________________________________________
                  (Please print name and address of transferee)

_______________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated: ____, 199__


                                    Signature

Signature Guaranteed:

                                       B-4

                                   Certificate

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

        (2) after due inquiry and to the best knowledge of the undersigned, it did [ ] did not [ ] acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ____________, 19___
                                    Signature

Signature Guaranteed:

                                     NOTICE

        The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

        Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, savings association, credit union or trust company having an office or correspondent in the United States or other eligible guarantor institution which is a participant in a signature guarantee medallion program.

        In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                       B-5

                          FORM OF ELECTION TO PURCHASE

          (To be executed if the registered holder desires to exercise
                  Rights represented by the Rights Certificate)

To:     ALLWASTE, INC.

        The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the units of Junior Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Rights) and requests that certificates for such units be issued in the name of and delivered to:

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

Please insert social security
or other identifying number:___________________________________________________

        If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

Please insert social security
or other identifying number:___________________________________________________

Dated:  _______, 19___


                                    ___________________________________________
                                    Signature

                                       B-6

                                   CERTIFICATE

        The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Rights evidenced by this Rights Certificate [_____] are [_____] are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement); and

        (2) after due inquiry and to the best knowledge of the undersigned, it [_____] did [_____] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:  __________, 19___
                                    Signature


 _____________________________________________________________________________

                                     NOTICE

        The signature to the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

        Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

        In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.


                                       B-7

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

        On August 2, 1996, the Board of Directors of Allwaste, Inc. (the "Company") declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share ("Common Stock"), of the Company. The distribution is payable on August 15, 1996 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series One Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock") at a price of $20.00, subject to adjustment. The following is a summary of the Rights; the full description and terms of the Rights are set forth in a Stockholder Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

        Copies of the Rights Agreement and the Certificate of Designation are available free of charge from the Company. This summary description of the Rights and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Rights Agreement and the Certificate of Designation, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designation are incorporated herein by reference.

THE RIGHTS AGREEMENT

        Initially, the Rights will attach to all certificates representing shares of outstanding Company Common Stock, and no separate Rights Certificates will be distributed. The Rights will separate from the Company Common Stock and the Distribution Date will occur upon the earlier of (i) 10 days following the date of public announcement that a person or group of persons has become an Acquiring Person (as hereinafter defined) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to the time a person becomes an Acquiring Person) following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer upon consummation of which the offeror would, if successful, beneficially own 20% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date").

        The term "Acquiring Person" means any person who or which, together with all of its affiliates and associates, shall be the beneficial owner of 15% or more of the outstanding Common Stock, but shall not include Heartland Advisors, Inc. and its Affiliates and Associates (the "Heartland Group") unless and until the Heartland Group shall become the beneficial owner of 18% or more of the outstanding Common Stock.

        The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier

                                       C-1

redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on August 5, 2006 (the "Expiration Date").

        The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to in (ii) above).

        The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in the Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

        In the event that following a Shares Acquisition Date (the date of public announcement that an Acquiring Person has become such) the Company is acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right (the "Flip-Over Right").

        In the event that a person becomes the beneficial owner of 15% (or 18% in the case of the Heartland Group) or more of the outstanding shares of Common Stock, proper provision shall be made so that each holder of a Right (other than the Acquiring Person and its affiliates and associates) will thereafter have the right to receive upon exercise that number of shares of Common Stock (or,

                                       C-2

under certain circumstances, cash, other equity securities or property of the Company) having a market value equal to two times the Purchase Price of the Rights (the "Flip-In Right"). Upon the occurrence of the foregoing event giving rise to the exercisability of the Rights, any Rights that are or were at any time owned by an Acquiring Person shall become void.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. Upon exercise of the Rights, no fractional shares of Preferred Stock will be issued other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock; cash will be paid in lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock.

        At any time prior to the earlier to occur of (i) 5:00 p.m., Houston, Texas time on the 10th day after the Shares Acquisition Date or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"); PROVIDED, that (i) if the Board of Directors authorizes redemption on or after the time a person becomes an Acquiring Person, then such authorization must be by Board Approval (as hereinafter defined) and (ii) the period for redemption may, upon Board Approval, be extended by amending the Rights Agreement. The term "Board Approval" means the approval of a majority of the directors of the Company, which approval includes the concurrence of a majority of the "continuing directors," provided that at the time of such approval there are at least three "continuing directors." Immediately upon any redemption of the Rights described in this paragraph, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights at any time and from time to time provided that such amendment does not adversely affect the interests of the holders of the Rights. In addition, during any time that the Rights are subject to redemption, the terms of the Rights may be amended by Board Approval, including an amendment that adversely affects the interests of the holders of the Rights, without the consent of the holders of Rights.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Stock (or other consideration).

DESCRIPTION OF PREFERRED STOCK

        Each one-thousandth of a share of the Preferred Stock ("Preferred Share Fraction") that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by the Company.

                                       C-3

        Each Preferred Share Fraction will have a minimum preferential quarterly dividend rate of $0.01 per Preferred Share Fraction but will, in any event, be entitled to a dividend equal to the per share dividend declared on the Company Common Stock.

        In the event of liquidation, the holder of a Preferred Share Fraction will receive a preferred liquidation payment equal to the greater of $0.01 per Preferred Share Fraction or the per share amount paid in respect of a share of Company Common Stock.

        Each Preferred Share Fraction will have one vote, voting together with the Company Common Stock. The holders of Preferred Share Fractions, voting as a separate class, shall be entitled to elect two directors if dividends on the Preferred Stock are in arrears for six fiscal quarters.

        In the event of any merger, consolidation or other transaction in which shares of Company Common Stock are exchanged, each Preferred Share Fraction will be entitled to receive the per share amount paid in respect of each share of Company Common Stock.

        The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

        Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the economic value of one Preferred Share Fraction that may be acquired upon the exercise of each Right should approximate the economic value of one share of the Company's Common Stock.

                                             C-4